Exhibit 10.1

Execution Version

FIRST AMENDMENT TO THE

EMPLOYMENT AGREEMENT OF REMY LUTHRINGER

This FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT OF REMY LUTHRINGER (the “Amendment”) is entered into this 13th day of December 2022 (the “Effective Date”), by and between REMY LUTHRINGER (the “Employee”) and Mind-NRG SARL (the “Company”).

RECITALS

A. The Company and the Employee have entered into that certain Employment Agreement effective May 1, 2014 (as amended and restated on August 1, 2016, the “Employment Agreement”); and

B. In light of the desire of the Company to continue the employment of Employee, and the desire of both the Company and the Employee to amend the Employment Agreement as provided in this Amendment,

AGREEMENT

The parties agree to the following:

1. Amendment to Section 4(a). Section 4(a) of the Employment Agreement is hereby and replaced in its entirety as follows:

“Base Salary

The Employee shall receive an annual base salary of USD 600,096 (the “Base Salary”) payable in twelve monthly instalments at the end of the month (in accordance with the Company’s normal payroll practice), plus any mandatory contributions for family and children allowances.

The Base Salary will be subject to review and adjustment by the Company from time to time.”

2. Amendment to Section 9(f). Section 9(f) of the Employment Agreement is hereby and replaced in its entirety as follows:

“Termination by the Company without Cause. In case of termination by the Company without Cause and not by reason of Employee’s Disability, then, in addition to the payment of Employee’s Base Salary during Notice Period and Accrued Obligations as at the termination date, and in lieu of any other severance benefits otherwise payable under any Company policy or plan in effect, Employee will be entitled to (i) continued payment of Employee’s Base Salary for twelve (12) months after the termination date (the “Salary Severance Period”), (ii) payment of a pro-rata portion of Employee’s Annual Bonus (assuming for purposes of this payment that Employee’s Annual Bonus is equal to 50% of Employee’s Base Salary) and (iii) immediate vesting of any unvested options, restricted stock, restricted stock units, or other equity awards that are outstanding immediately prior to the date of termination and, but for the termination of the Employment, would have vested during the six (6) month period immediately following the date of termination (collectively, the “Severance Benefits”).”

3. The Company and the Employee further agree that this Amendment does not constitute a termination pursuant Section 9 of the Employment Agreement, or otherwise constitute any trigger for the Company’s payment of any severance benefits pursuant to Section 9 of the Employment Agreement.

4. The Employee will continue to abide by Company rules and policies. Employee acknowledges and agrees to continue to comply with the covenants in the Employment Agreement, including but not limited to the provision of Section 12 (Intellectual Property Rights), 13 (Data Protection and Privacy), 14 (Confidentiality), and 15 (Non-Competition and Non-Solicitation).

5. The Employee will continue to be eligible for the retention program benefits described in the letter to Employee dated October 13, 2020, as amended and supplemented by the supplemental retention program benefits described in the letter to Employee dated April 27, 2021.

6. Except as modified or amended in this Amendment, no other term or provision of the Employment Agreement or the Award is amended or modified in any respect. The Employment Agreement, along with this Amendment, sets forth the entire understanding between the parties with regard to the subject matter hereof and supersedes any prior oral discussions or written communications and agreements. This Amendment cannot be modified or amended except in writing signed by the Employee and an authorized officer of the Company.

[Signature page follows]

The parties have executed this FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT OF REMY LUTHRINGER on the day and year first written above.

Mind-NRG SARL

/s/ Geoffrey Race
Name: Geoffrey R. Race
Title: Director

EMPLOYEE

/s/ Remy Luthringer
Remy Luthringer